SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                        Date of Report    March 14, 2000

                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


                DELAWARE                 1-5911               43-0761773
        (State or other jurisdiction  (Commission           (IRS Employer
            of incorporation)         File Number)       Identification No.)


     120 S. Central Avenue, Suite 1700, Clayton, Missouri               63105
      (Address of principal executive offices)                      (Zip Code)


           Registrant's telephone number:              (314) 721-4242





                              SPARTECH CORPORATION

                                    FORM 8-K


Item 2.  Acquisition or Disposition of Assets

     On February 28, 2000, Spartech Corporation completed the acquisition of substantially all the assets of High Performance Plastics, Inc. ("HPP") an indirect subsidiary of Uniroyal Technology Corporation. The acquisition of HPP expands Spartech's production capacity with nine additional manufacturing facilities located throughout North America.

     HPP operates two business divisions, Royalite, a manufacturer of thermoplastic sheet with three operating locations and Polycast, a manufacturer and processor of cell cast acrylic with six operating locations. Royalite specialty sheet products are engineered to exhibit specific performance-enhancing attributes such as flame and smoke retardancy, static dissipation and conductivity, weatherability and temperature resistance, and buoyancy. Royalite products are supplied to the mass transportation, aircraft, computer and electronic equipment, computer chip and electronic packaging, marine and recreational vehicle, and other personal and commercial watersport markets. Polycast employs cell cast processing, which can be a preferred processing method for certain thick, optical-quality acrylic sheet applications. End markets for this unit include commercial and military aerospace applications, specialty sheet for various niche markets, general-purpose acrylic sheet, and rods and tubes. The Company intends to use the property, plant, equipment, and other assets in the same manner as HPP.

     The total consideration for the acquisition of HPP was approximately $216 million in cash, subject to adjustment upon final determination of HPP's working capital. The acquisition was funded through the Company's new $250 million bank credit facility provided by a group of banks led by Bank of America, N.A.




                              SPARTECH CORPORATION

                                    FORM 8-K


Item 7.  Financial Statements and Exhibits

   (a)  Financial statements of businesses acquired.

     At present, it is impractical for the Company to provide required financial statements for the acquired businesses, but such financial statements will be filed by an amendment to this report within 60 days after the time for filing this report.

   (b)  Pro forma financial information.

     At present, it is impractical for the Company to provide required pro forma financial information relative to the acquired businesses, but such financial information will be filed by an amendment to this report within 60 days after the time for filing this report.

   (c) Exhibits.

    2    Asset Purchase Agreement dated December 24, 1999 (Exclusive of exhibits and schedules referred to in said agreement, copies of which will be filed with the Commission on request).

    99 Spartech press release dated February 29, 2000.





                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SPARTECH CORPORATION



Date    March 14, 2000                By /S/ Randy C. Martin
                                      Randy C. Martin
                                      Vice President-Finance and
                                      Chief Financial Officer